Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

New York, April 29, 2021 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended March 31, 2021.

$273.4 million quarterly revenues increased 16.5% (13.9% on a constant currency basis) compared to prior year period
$1.06 trillion record average daily volume (“ADV”) for the quarter, an increase of 18.0% compared to prior year period with ADV records in U.S. and European government bonds, mortgages, rates derivatives, U.S. High Grade bonds, U.S. High Yield bonds, European Credit, Chinese bonds, Repurchase Agreements and European ETFs. Tradeweb share of fully electronic TRACE volume for the quarter was 10.1% for U.S. High Grade and 4.0% for U.S. High Yield, compared to 5.9% and 2.0% respectively in prior year period
$81.6 million net income and $101.6 million adjusted net income for the quarter, increases of 30.5%, and 19.0% respectively from prior year period
52.0% adjusted EBITDA margin or $142.1 million adjusted EBITDA for the quarter, compared to 51.0% or $119.7 million respectively for prior year period
$0.33 diluted earnings per share (“Diluted EPS”) for the quarter and $0.43 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared

Lee Olesky, CEO of Tradeweb Markets:

“Tradeweb experienced sustained momentum throughout the first quarter of 2021 thanks in part to stronger client engagement, changing user behaviors and accelerated trends in electronic trading adoption and innovation. We averaged more than $1 trillion per day in trading volume during each of these three months, which was especially remarkable given the quarter’s relatively subdued volatility. Our first quarter’s record volume was driven by changing behaviors, which we believe will continue to fuel our growth over the long term.”

SELECT FINANCIAL RESULTS	1Q21	1Q20	Change		Constant Currency Growth(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	1Q21	1Q20	YoY
GAAP Financial Measures							Rates	Cash	$378	$342	10.8%
Total revenue	$273,399	$234,606	16.5%		13.9%			Derivatives	287	249	15.4%
Rates	$142,929	$126,039	13.4%		10.7%			Total	666	591	12.7%
Credit	$74,368	$53,978	37.8%		35.0%		Credit	Cash	10	7	43.1%
Equities	$18,861	$19,434	(2.9)%		(7.1)%			Derivatives	17	26	(35.2)%
Money Markets	$10,818	$11,208	(3.5)%		(5.0)%			Total	27	33	(18.0)%
Market Data	$19,972	$18,562	7.6%		6.3%		Equities	Cash	9	9	(2.2)%
Other	$6,451	$5,385	19.8%		19.8%			Derivatives	7	9	(16.6)%
Net income	$81,565	$62,485	30.5%					Total	16	18	(9.1)%
Net Income attributable to Tradeweb Markets Inc.(2)	$67,859	$43,928	54.5%				Money Markets	Cash	350	256	36.7%
								Total	350	256	36.7%
Diluted EPS	$0.33	$0.25	32.0%					Total	$1,059	$897	18.0%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$142,084	$119,650	18.7%		18.5%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	52.0%	51.0%	+97	bps	+201	bps
Adjusted EBIT (1)	$130,721	$108,747	20.2%		20.0%
Adjusted EBIT margin (1)	47.8%	46.4%	+146	bps	+243	bps
Adjusted Net Income (1)	$101,578	$85,368	19.0%		18.7%
Adjusted Diluted EPS (1)	$0.43	$0.37	16.2%		16.2%

DISCUSSION OF RESULTS
Rates – Revenues of $142.9 million in the first quarter of 2021 increased 13.4% compared to prior year period (10.7% on a constant currency basis). Higher global issuance and increased client adoption drove higher volumes in government bonds, mortgages and swaps. Government bond trading saw growth in execution via streams and session-based trading, while swaps saw growth in RFM List trading and Emerging Markets IRS.

Credit – Revenues of $74.4 million in the first quarter of 2021 increased 37.8% compared to prior year period (35.0% on a constant currency basis). U.S. and European corporate bond trading volumes grew to record levels. Corporate bond client activity was strong across trading protocols, most notably in global portfolio trading, as well as Tradeweb AllTrade with anonymous all-to-all and session-based trading being highlights. CDS volumes, which carry a lower fee per million than overall credit, decreased as volatility declined from unprecedented levels seen last year.

Equities – Revenues of $18.9 million in the first quarter of 2021 decreased 2.9% compared to prior year period (7.1% on a constant currency basis). Continued growth in institutional equities driven by new client adoption and higher AiEX activity was more than offset by lower volumes and revenue in wholesale ETFs as lower equity market volatility weighed on overall activity.

Money Markets – Revenues of $10.8 million in the first quarter of 2021 decreased 3.5% compared to prior year period (5.0% on a constant currency basis). Growth in institutional repo driven by the addition of new dealers and participants was more than offset by continued pressure on retail money markets activity due to the low interest rate environment.

Market Data – Revenues of $20.0 million in the first quarter of 2021 increased 7.6% compared to prior year period (6.3% on a constant currency basis) due to delivery of additional data under our market data license agreements with Refinitiv.

Other – Revenues of $6.5 million in the first quarter of 2021 increased 19.8% compared to prior year period (19.8% on a constant currency basis).

Operating Expenses – Operating expenses of $175.1 million in the first quarter of 2021 increased 11.5% compared to $157.0 million in the prior year period due to: higher employee compensation and benefits expense; higher depreciation and amortization expense; and higher technology and communications expense. Adjusted Expenses of $142.7 million increased 13.4% (8.8% on a constant currency basis) compared to the prior year period due to: higher employee compensation and benefits expense associated with performance-related compensation and higher headcount to support growth; higher technology and communications expense; and the adverse impact of foreign exchange. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS

First Quarter 2021
•Agreed to acquire Nasdaq’s U.S. fixed income electronic trading platform (formerly known as eSpeed) for $190 million in cash
•Launched Multi-Client Net Spotting, a new tool that significantly enhances how credit market participants access the U.S. Treasury market to hedge their risk
•Completed first-ever fully electronic standardized total return swap trade based on IHS Markit’s iBoxx USD Liquid High Grade Index
•Appointed Von M. Hughes, Partner and Managing Director of PAAMCO Prisma, to the Board of Directors as an independent director and Murray Roos, Group Head of Capital Markets for London Stock Exchange Group, to the Board of Directors
•Appointed James Sun as Managing Director, Head of Asia
•Recognized in numerous awards including: Impact Innovation Awards, Customer Experience – Portfolio Trading (Aite); Digital Initiative of the Year – AiEX (The TRADE); Best ETF Platform (ETF Express); Market Data Professional of the Year – Lisa Schirf (WatersTechnology); and Vendor Professional of the Year, Trading and Risk – Zara Pratley (WatersTechnology)
April 2021
•Joined the Climate Bonds Initiative’s Partners Program, a global movement seeking to mobilize bond markets for climate change solutions, and announced that Climate Bonds Initiative-screened Green bonds accounted for $79 billion of trading volume executed on Tradeweb in 2020, an increase of 65% over 2019 volumes
•Announced collaboration with Amazon Web Services to broaden access to Tradeweb U.S. Treasury and U.K. Gilt closing price data through AWS Data Exchange, making it easier to find, subscribe to, and use third-party data in the cloud
•Recognized in numerous awards including: Best Swap Execution Facility (WatersTechnology); Best Fixed Income Trading Platform (Markets Media); and Rising Star – Chika Nwafor (Markets Media)
CAPITAL MANAGEMENT
•$809.9 million in cash and cash equivalents and an undrawn $500 million credit facility at March 31, 2021
•Capital expenditures and capitalization of software development: $12.6 million
•Free cash flow for the trailing twelve months ended March 31, 2021 of $473.8 million, up 78.3% year over year. See “Non-GAAP Financial Measures” for additional information
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on June 15, 2021 to stockholders of record as of June 1, 2021

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OTHER MATTERS
Updated Full-Year 2021 Guidance*
•Adjusted Expenses: $530 - $560 million (upper half of range)
◦Non-GAAP adjusted expense guidance does not include any expenses tied to our pending acquisition of Nasdaq’s U.S. fixed income electronic trading platform. We will update our guidance following the closing of the deal.
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $120 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software development: $45 - $50 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss first quarter 2021 results starting at 9:30 AM EDT today, April 29, 2021. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 3446984. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $870 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Quarter Ended March 31,
	2021	2020
Revenues	(unaudited)	(unaudited)
Transaction fees and commissions	$217,816	$183,317
Subscription fees	37,868	34,483
Refinitiv market data fees	15,117	14,628
Other	2,598	2,178
Total revenue	273,399	234,606

Expenses
Employee compensation and benefits	103,622	90,520
Depreciation and amortization	40,966	37,176
Technology and communications	13,544	10,318
General and administrative	3,459	8,340
Professional fees	9,728	6,911
Occupancy	3,753	3,726
Total expenses	175,072	156,991
Operating income	98,327	77,615
Net interest income (expense)	(493)	699
Income before taxes	97,834	78,314
Provision for income taxes	(16,269)	(15,829)
Net income	$81,565	$62,485
Less: Net income attributable to non-controlling interests	13,706	18,557
Net income attributable to Tradeweb Markets Inc.	$67,859	$43,928

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.34	$0.26
Diluted	$0.33	$0.25
Weighted average shares outstanding:
Basic	199,064,607	166,234,749
Diluted	205,028,717	174,517,244

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Quarter Ended March 31,
	2021	2020
	(dollars in thousands)
Net income	$81,565	$62,485
Acquisition transaction costs (1)	1,761	—
Net interest (income) expense	493	(699)
Depreciation and amortization	40,966	37,176
Stock-based compensation expense (2)	6,383	3,497
Provision for income taxes	16,269	15,829
Foreign exchange (gains)/losses (3)	(5,353)	1,362
Tax receivable agreement liability adjustment (4)	—	—
Adjusted EBITDA	$142,084	$119,650
Less: Depreciation and amortization	(40,966)	(37,176)
Add: Acquisition and Refinitiv Transaction related D&A (5)	29,603	26,273
Adjusted EBIT	$130,721	$108,747
Adjusted EBITDA margin (6)	52.0%	51.0%
Adjusted EBIT margin (6)	47.8%	46.4%
(1)Represents acquisition-related transaction costs associated with the pending acquisition of Nasdaq’s U.S. fixed income electronic trading platform (formerly known as eSpeed) announced in February 2021.
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(3)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(6)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to	Quarter Ended March 31,
Adjusted Net Income and Adjusted Diluted EPS	2021	2020
	(in thousands, except per share amounts)
Earnings per diluted share	$0.33	$0.25

Net income attributable to Tradeweb Markets Inc.	$67,859	$43,928
Net income attributable to non-controlling interests (1)	13,706	18,557
Net income	81,565	62,485
Provision for income taxes	16,269	15,829
Acquisition transaction costs (2)	1,761	—
Acquisition and Refinitiv Transaction related D&A (3)	29,603	26,273
Stock-based compensation expense (4)	6,383	3,497
Foreign exchange (gains) / losses (5)	(5,353)	1,362
Tax receivable agreement liability adjustment (6)	—	—
Adjusted Net Income before income taxes	130,228	109,446
Adjusted income taxes (7)	(28,650)	(24,078)
Adjusted Net Income	$101,578	$85,368
Adjusted Diluted EPS (8)	$0.43	$0.37

(1)Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(2)Represents acquisition-related transaction costs associated with the pending acquisition of Nasdaq’s U.S. fixed income electronic trading platform (formerly known as eSpeed) announced in February 2021.
(3)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and the post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(5)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
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(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)Represents corporate income taxes at an assumed effective tax rate of 22.0% applied to Adjusted Net Income before income taxes for each of the quarters ended March 31, 2021 and 2020.
(8)For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding	Quarter Ended March 31,
	2021	2020

Diluted weighted average shares of Class A and Class B common stock outstanding	205,028,717	174,517,244
Assumed exchange of LLC interests for shares of Class A or Class B common stock (1)	31,214,407	57,644,547
Adjusted diluted weighted average shares outstanding	236,243,124	232,161,791
Adjusted Net Income (in thousands)	$101,578	$85,368
Adjusted Diluted EPS	$0.43	$0.37
(1)Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Quarter Ended March 31,
	2021	2020
	(in thousands)
Operating Expenses	$175,072	$156,991
Acquisition transaction costs(1)	(1,761)	—
Acquisition and Refinitiv Transaction related D&A(2)	(29,603)	(26,273)
Stock-based compensation expense(3)	(6,383)	(3,497)
Foreign exchange gains / (losses)(4)	5,353	(1,362)
Adjusted Expenses	$142,678	$125,859

(1)Represents acquisition-related transaction costs associated with the pending acquisition of Nasdaq’s U.S. fixed income electronic trading platform (formerly known as eSpeed) announced in February 2021.
(2)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of push down accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(3)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and the payroll taxes associated with exercises of such options during the applicable period.
(4)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Trailing Twelve Months Ended March 31, 2021
(in thousands)
Cash flow from operating activities	$520,564
Less: Capitalization of software development costs	(32,249)
Less: Purchases of furniture, equipment and leasehold improvements	(14,551)
Free Cash Flow	$473,764

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Quarter Ended March 31,
	2021	2020
	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$67,859	$43,928

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	199,064,607	166,234,749
Dilutive effect of equity-settled PRSUs	1,832,308	2,038,422
Dilutive effect of options	3,851,594	6,221,549
Dilutive effect of RSUs	280,208	22,524
Weighted average shares of Class A and Class B common stock outstanding - Diluted	205,028,717	174,517,244

Earnings per share - Basic	$0.34	$0.26
Earnings per share - Diluted	$0.33	$0.25

TRADEWEB MARKETS INC.
GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Quarter Ended		Quarter Ended
	March 31, 2021		March 31, 2020		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$89,651	$53,278	$75,541	$50,498	$14,110	$2,780	18.7%	5.5%
Credit	67,998	6,370	48,575	5,403	19,423	967	40.0%	17.9%
Equities	15,980	2,881	17,100	2,334	(1,120)	547	(6.5)%	23.4%
Money Markets	6,713	4,105	7,137	4,071	(424)	34	(5.9)%	0.8%
Market Data	—	19,972	—	18,562	—	1,410	—	7.6%
Other	—	6,451	—	5,385	—	1,066	—	19.8%
Total revenue	$180,342	$93,057	$148,353	$86,253	$31,989	$6,804	21.6%	7.9%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Quarter Ended March 31,		YoY
	2021	2020	% Change
Rates	$2.19	$2.05	6.9%
Cash Rates	$1.91	$1.90	0.3%
Rates Derivatives	$2.56	$2.25	13.9%
Swaps / Swaptions Tenor (greater than 1 year)	$3.90	$3.42	13.8%
Other Rates Derivatives (1)	$0.26	$0.16	58.6%

Credit	$40.81	$23.46	74.0%
Cash Credit (2)	$135.45	$132.79	2.0%
Credit Derivatives and U.S. Cash 'EP'	$6.33	$6.18	2.4%

Equities	$16.05	$15.38	4.3%
Cash Equities	$23.63	$23.88	(1.1)%
Equity Derivatives	$6.46	$6.20	4.2%

Money Markets (Cash)	$0.31	$0.45	(30.3)%

Total Fees per Million	$2.77	$2.65	4.6%
Total Fees per Million excluding Other Rates Derivatives (3)	$3.05	$2.93	4.2%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The "cash credit" category represents the "credit" asset class excluding (1) credit derivatives and (2) U.S. High Grade and High Yield electronically processed ("EP") activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2020 Q3
		2021 Q1		2020 Q1		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$378,323	$23,143,506	$341,557	$21,229,660	10.76%
	U.S. Government Bonds	114,948	7,011,839	93,518	5,798,129	22.92%
	European Government Bonds	31,613	1,991,631	28,119	1,799,627	12.43%
	Mortgages	226,368	13,808,475	214,947	13,326,710	5.31%
	Other Government Bonds	5,393	331,561	4,973	305,194	8.45%
	Derivatives	287,477	17,771,122	249,209	15,638,402	15.36%
	Swaps/Swaptions ≥ 1Y	182,088	11,262,405	159,508	10,013,379	14.16%
	Swaps/Swaptions < 1Y	104,542	6,457,053	89,091	5,587,159	17.34%
	Futures	847	51,663	611	37,865	38.67%
	Total	665,801	40,914,628	590,767	36,868,062	12.70%
Credit	Cash	10,382	632,748	7,255	449,796	43.09%
	U.S. High Grade	5,574	340,005	3,906	242,142	42.72%
	U.S. High Yield	821	50,086	486	30,134	68.94%
	European Credit	2,066	130,133	1,658	106,115	24.58%
	Municipal Bonds	204	12,465	289	17,902	(29.23)%
	Chinese Bonds	1,594	92,437	857	49,715	85.93%
	Other Credit Bonds	123	7,621	60	3,788	105.40%
	Derivatives	16,690	1,033,323	25,741	1,620,991	(35.16)%
	Swaps	16,690	1,033,323	25,741	1,620,991	(35.16)%
	Total	27,071	1,666,070	32,996	2,070,787	(17.96)%
Equities	Cash	9,021	556,255	9,225	577,340	(2.21)%
	U.S. ETFs	6,046	368,813	6,527	404,658	(7.36)%
	Europe ETFs	2,975	187,442	2,698	172,683	10.27%
	Derivatives	7,155	439,435	8,576	534,392	(16.56)%
	Options/Convertibles/Swaps	3,054	189,032	3,973	248,646	(23.15)%
	Futures	4,102	250,403	4,602	285,746	(10.88)%
	Total	16,177	995,690	17,800	1,111,733	(9.12)%
Money Markets	Cash	349,528	21,474,787	255,732	15,919,960	36.68%
	Repurchase Agreements (Repo)	335,531	20,619,367	236,750	14,740,541	41.72%
	Other Money Markets	13,996	855,420	18,982	1,179,419	(26.27)%
	Total	349,528	21,474,787	255,732	15,919,960	36.68%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,058,576	$65,051,175	$897,295	$55,970,541	17.97%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2021 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

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